Filed Pursuant to Rule 424(i)

Registration No. 333-268250

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)

FOR FISCAL YEAR ENDING DECEMBER 31, 2023

(to Prospectus dated April 28, 2023)

United States Commodity Index Fund (the “Fund”)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended December 31, 2023. The calculation of the registration fee is included in an exhibit hereto.